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                                                           EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into by and between NATURADE, INC., a Delaware corporation (the "Company"), and LAWRENCE J. BATINA (the "Employee") as of February 1, 1999 (the "Effective Date").

1.   Employment

     The Company employs the Employee and the Employee accepts employment (hereinafter, the "Employment") upon the terms and conditions of this Agreement.

2.   Duties

     Employee shall perform the duties of Chief Operating Officer, Chief Financial Officer, Director of Administration and such other duties of a responsible nature consistent with his position as may be prescribed from time to time by the Board of Directors of the Company (the "Board"). Employee is to devote all of his working time and efforts to the business and affairs of the Company. During the Employment, Employee shall report to the Chief Executive Officer of the Company and the Board.

3.   Term

     The term of this Agreement shall begin on (the Effective Date and, subject to extension and termination as provided herein, shall expire on December 31, 1999 (the "Initial Termination Date"). The period commencing on the Effective Date and expiring on the Initial Termination Date shall be referred to hereinafter as the "Initial Term" and, together with any extension thereof, the "Term." Notwithstanding the foregoing, this Agreement and the Employment shall be automatically extended after the Initial Term for an indefinite period. The effective date of any termination hereunder is referred to hereinafter as the "Termination Date."


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4.   Compensation

     1.   Base Salary

     The Company shall pay the Employee for all services rendered a salary of $150,000 per year, payable in such manner as the Company shall pay its executives.

     2.   Incentive Compensation

     Within thirty (30) days following each calendar year-end during the Term, the Company shall pay to the Employee a bonus ("Incentive Bonus") up to a maximum amount of 30% of Employee's Base Salary pursuant to an Incentive Bonus Plan Description to be negotiated in good faith between the Company and the Employee following the Effective Date.

     3.   Stock Options

     Upon commencement of the Employment, the Board of Directors will grant the Employee the option to purchase 100,000 shares of the Company's common stock (the "Options") subject to the terms and conditions of the Company's Stock Option Agreement to be executed by the Company and the Employee (the "Option Agreement"). Such Options shall be granted at Fair Market Value (as defined in the Option Agreement) and shall vest in accordance with the following vesting schedule:


     Number of Options             Vesting Date
     -----------------             ------------
      25,000             First Anniversary of Effective Date
      25,000             Second Anniversary of Effective Date
      25,000             Third Anniversary of Effective Date
      25,000             Fourth Anniversary of Effective Date


The Options shall terminate in accordance with the terms and conditions of the Option Agreement.

     4.   Fringe Benefits

     Employee and his dependents shall be eligible for all fringe benefits provided to its employees. In addition, the Employee shall be entitled to three (3) weeks paid vacation during each year of the Term.

5.   Extent of Services


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     During the Term, Employee shall not, without the prior written consent of the Company, be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage. This shall not be construed as preventing Employee from investing his assets in such form or manner as will not require the performance of services of Employee in the operation of the affairs of the enterprises or companies in which said investments are made.

6.     Competitive Activities

     During the Term, Employee shall not, directly or indirectly, either as an employee or employer, consultant, agent, principal, partner, stockholder (of more than 5% of the outstanding stock on any entity), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of the Company. The parties agree that the terms of this paragraph are reasonable and in compliance with applicable law and, in that regard, anything to the contrary appearing in this Agreement notwithstanding, if a court shall determine that the scope of this paragraph shall be unenforceable, such court is hereby authorized and empowered to restrict the geographic area and the scope of activities to which this paragraph pertains to the minimum extent necessary so that this paragraph as so restricted shall be rendered enforceable.

7.   Non-Disclosure; Nonsolicitation; Nondisparagement

     A. Employee shall not during the Term or at any time thereafter (i) disclose to any person not employed by the Company or any person, firm or corporation engaged to render services to Company except during the Term for the benefit of Company, or (ii) use for the benefit of himself, or others, any Confidential Information (as defined below) obtained by Employee prior to the Effective Date, during the Term or any time thereafter, including, without limitation, "know-how", trade secrets, details of the Company's contracts with third parties, pricing policies, financial data, operational methods, marketing and sales information or strategies, product development techniques or plans or any strategies relating thereto, technical processes, designs and design projects, and other proprietary information of Company ("Confidential Information"); PROVIDED, HOWEVER, that this provision shall not preclude Employee from (x) upon advice of counsel and after reasonable notice to Company, making any disclosure required by any applicable law or
(y) using or disclosing information known generally to the public (other than information known generally to the public as a result of any violation of this paragraph VII by or on behalf of Employee).

     B. As requested by the Company from time to time and upon the termination of the Employment for any reason, Employee will

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promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information in Employee's possession or within Employee's control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any such Confidential Information) regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

     C. The Employee shall not, either directly or indirectly, call on, solicit or take away or assist to be called on, solicited or taken away, any of the customers, employees or independent contractors of the Company on whom the Employee called or with whom the Employee became acquainted during the Employee's employment with or hiring by the Company, either for the Employee's own benefit, or for the benefit of any other person, firm or corporation. The Employee shall not disclose the name of any employee, customer, sales representative or other employee of the Company to any third party, unless the disclosure occurs during the Employee's employment with the Company and is reasonably required by the Employee's position with the Company. The Employee shall not now or in the future disrupt, damage, impair or interfere with the business of the Company in any manner, including, without limitation, inducing an employee to leave the employ of the Company or inducing an employee, a consultant, a sales representative or an independent contractor to sever that person's relationship with the Company either by interfering with or raiding the Company's employees or sales representatives, disrupting its relationships with customers, agents, independent contractors, representatives or vendors, or otherwise.

     In the event of a breach or threatened breach by Employee of the provisions of paragraph VI above or this paragraph VII, the Company will be entitled to injunctive or other equitable relief restraining Employee from any breach or threatened breach of paragraph VI above or this paragraph VII. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

8.   Expenses

     The Employee may incur reasonable expenses, in accordance with Company policies for such expenses, for promoting the Company's business, including expenses for entertainment, travel and similar items. The Company will reimburse the Employee for all such expenses upon the Employee's presentation of an itemized account of such expenditures and supporting documentation, in accordance with Company policy.

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9.   Termination by the Company for Cause

     This Agreement may be terminated by the Company under any of the following circumstances:

     1.   Upon the death of Employee; or

     2. Upon the inability of Employee to perform all of his duties hereunder by reason of illness, physical, mental or emotional disability or other incapacity, which inability shall continue for more than three (3) successive months or six (6) months in the aggregate during any period of twelve (12) consecutive months, or

     3.   For cause, defined as:

          (i) the willful failure of Employee (other than for the reasons described in subparagraph IX(B) above) to (a) substantially perform his duties hereunder, or (b) comply materially with reasonable directives of the Company, in either case which remains uncured following ten (10) days after written notice thereof has been provided to the Employee by the Company. No act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company;

          (ii) conviction of a crime involving a felony, fraud embezzlement or the like,

          (iii) the engaging by Employee in conduct, or the taking by Employee of any action, which is materially injurious to the Company and remains uncured following ten (10) days after written notice thereof has been provided to the Employee by the Company,

          (iv) habitual insobriety or habitual abuse of a controlled substance,

          (v)    misappropriation of the Company's funds, or

          (vi) the failure of Employee to comply with the provisions of Paragraphs V, VI or VII above.

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10.       Termination by Employee for Good Reason

     This Agreement may be terminated by Employee under any of the following circumstances ("Good Reason"):

     1. The failure of the Company to observe or comply with any of the material terms or provisions of this Agreement after written notice from Employee to Company specifying the grounds for termination and the Company fails within ten (10) days after receipt of such notice to cure such failure;


     2. A "Change of Control" (as defined in Exhibit A hereto) pursuant to which the Employee is not retained by the Company (or other surviving or successor entity following such Change of Control ) on substantially the same terms as provided herein.

11.       Termination Without Cause

       This Agreement may be terminated by either party without cause upon thirty (30) days' prior written notice to the other party.

12.       Severance

     In the event this Agreement is terminated by the Company without cause pursuant to paragraph XI, or in the event this Agreement is terminated by the Employee for Good Reason as provided in paragraph X, the Company shall continue to pay the Employee his then current Base Salary and provide the benefits set forth in paragraph IV above during the period commencing on the Termination Date and ending six (6) months thereafter. In the event of termination prior to year-end, the Employee shall not be entitled to (i) payment of Incentive Bonus payable for such year (unless such termination was without cause or for Good Reason, in which event the Employee shall be entitled to the Incentive Bonus pro-rated through the Termination Date and payable at the time set forth in paragraph IV(B) above), or (ii) stock options which have not vested as of the Termination Date; PROVIDED that if such termination occurs as a result of a Change of Control as provided in paragraph X(B), all Options which have not then vested shall immediately vest prior to the effectiveness of any such termination.

13.       Waiver of Breach

     The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

14.       Arbitration

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     Any dispute arising out of or relating to this Agreement or the transactions contemplated hereby shall be finally resolved and determined by mandatory, binding arbitration before a single arbitrator in Irvine, California, in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association; PROVIDED, HOWEVER, that no claim for specific performance or injunctive relief shall be required to be submitted to arbitration; PROVIDED, FURTHER, that the arbitrator shall apply the internal laws of the State of California. Each of the parties hereto submits to the jurisdiction of the arbitrator appointed in accordance with such rules and (without limiting the effect of the foregoing arbitration clause) to the jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Nothing in this paragraph XIV, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court or to serve legal process in any other manner permitted by law or at equity, for the purposes of compelling arbitration, enforcing any award in arbitration, or seeking specific performance or injunctive relief. Any party hereto may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in paragraph XVII hereof. Each party hereto agrees that a final award in any such arbitration or final judgment in any such action or proceeding so brought shall be conclusive and may be enforced by entry of such award in any court of competent jurisdiction, suit on the award or judgment, or in any other manner provided by law or at equity. In the event of legal action or arbitration to construe or enforce this Agreement, the prevailing party (as determined by the court or arbitrator, as applicable) shall be entitled to recover its reasonable attorneys' fees and costs.

15.       Assignment

     The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, but the rights and obligations of Employee are personal and may not be assigned or delegated without the Company's prior written consent.

16.       Entire Agreement

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     This Agreement and all Exhibits attached hereto contain the entire agreement of the parties and may not be changed orally, but only by an agreement in writing executed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17.       Law Applicable

     This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the internal laws of the State of California. In the event any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof.

18.       Notices

     Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission and shall be deemed given when so delivered personally or sent by facsimile transmission, if to the Company addressed to the Chief Executive Officer of the Company at its then principal place of business and if to the Employee at his home address then shown in the Company's records. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service or delivery, if served personally on the party to whom notice is to be given or sent by facsimile, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this paragraph.

     IN WITNESS WHEREOF, the parties intending to be legally bound, have executed this Agreement as of the day and year first above stated.

NATURADE, INC.                               EMPLOYEE


-----------------------------------     -----------------------------------
Bill D. Stewart, Chief Executive                Lawrence J. Batina
Officer

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                                    EXHIBIT A

As used in this Agreement, the phrase "Change in Control" shall mean:

     (a) Except as provided by subparagraph (b) hereof, the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; or

     (b) Approval by the Board of a reorganization, merger or consolidation of the Company with any other person, entity or corporation, other than:

          (i) a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than 50% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such merger or consolidation; or

          (ii) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person, entity or group acquires beneficial ownership of 50% or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company outstanding immediately after such merger or consolidation; or

          (iii) Approval by the Board of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets (other than a liquidation or sale pursuant to which all or substantially all of the Company's assets continue to be owned by an affiliate of the Company).



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